Exhibit 99.1
THIS NOTICE CONTAINS IMPORTANT INFORMATION THAT IS OF INTEREST TO THE BENEFICIAL OWNERS OF THE
SUBJECT SECURITIES. IF APPLICABLE:
ALL DEPOSITORIES, CUSTODIANS, AND OTHER SUCH INTERMEDIARIES RECEIVING THIS NOTICE ARE REQUESTED TO EXPEDITE RETRANSMITTAL TO SUCH BENEFICIAL OWNERS IN A TIMELY MANNER.
MESA AIR GROUP, INC.
NOTICE OF ELECTION OF MANNER OF REPURCHASE PRICE
SENIOR CONVERTIBLE NOTES DUE 2023
CUSIP: 590479 AB7
June 10, 2008
     This Notice of Election of Manner of Repurchase Price (the “Notice of Election”) relates to the repurchase of Senior Convertible Notes due 2023 (the “Notes”) of Mesa Air Group, Inc., a company organized under the laws of Nevada (the “Company”), at the option of the holder thereof, pursuant to the terms and conditions specified in Section 6 of the Notes, set forth in this Notice of Election and Section 3.08 of the Indenture (the “Indenture”), dated June 16, 2003 by and among the Company, the guarantors named on the signature pages thereto and U.S. Bank National Association, a national banking association organized and existing under the laws of the United States of America, as Trustee (the “Trustee,” “Paying Agent” and “Conversion Agent”).
     Your right to surrender your Notes to the Company for repurchase will expire at 5:00 pm, New York City time, on Friday, June 13, 2008 (the “Option Expiration Date”). Holders of Notes (the “Holders”) must deliver to the Paying Agent a completed copy of the attached form of purchase notice (the “Purchase Notice”) (and not have withdrawn such Notes or Purchase Notice) prior to 5:00 pm, New York City time, on the Option Expiration Date and validly surrender their Notes prior to, on or after the Purchase Date in order to receive payment of the Purchase Price (as defined below) in the manner described below. Notes surrendered for repurchase may be withdrawn at any time prior to 5:00 pm, New York City time, on the Option Expiration Date.
The address of the Paying Agent and Conversion Agent is:
By Mail, by Registered or Certified Mail, or by Overnight Courier:
U.S. Bank National Association
One Federal Street
Boston, MA 02110
Attention:      Corporate Trust Services
Telephone:    (617) 603.6564
Facsimile:      (617) 603.6667

THE REPURCHASE
     In the event that any Holder exercises its option to require the Company to repurchase Notes on June 16, 2008 (the “Purchase Date”), pursuant to Section 6 of the Notes and Section 3.08 of the Indenture the Company must to pay $397.27 per $1,000 Note, plus any accrued and unpaid cash interest (the “Purchase Price”) to such Holder in cash, shares of Common Stock or any combination of cash and Common Stock. The product of (a) the Purchase Price multiplied by (b) the number of Notes that are tendered for repurchase by Holders, is referred to herein as the “Aggregate Purchase Price.”
ELECTION
     In the event that any Holder exercises its right to require the Company to repurchase such Holder’s Notes, the Company hereby makes an election to pay 100% of the Aggregate Purchase Price in cash.
Payment of Purchase Price
     The Purchase Price for any Note as to which a Purchase Notice has been given and not withdrawn will be paid promptly following the later of the Purchase Date and the time of surrender of such Note.
Conversion of Notes
     You may convert your Notes into Common Stock on any date on which you satisfy the requirements in paragraph 8 of the Notes in any fiscal quarter commencing after June 30, 2003, if, as of the last day of the preceding fiscal quarter, the Sale Price of the Common Stock for at least 20 trading days in a period of 30 consecutive trading days ending on the last trading day of such preceding fiscal quarter is greater than the Conversion Trigger Price (as defined in paragraph 8 of the Notes) per share, and as otherwise provided in paragraph 8 of the Notes and pursuant to Article 11 of the Indenture.
     However, if you submit a Purchase Notice you may not convert your Notes unless and until you withdraw such Purchase Notice.
Withdrawal of Purchase Notice
     You may withdraw a Purchase Notice at any time prior to the close of business on June 13, 2008 by delivering to the Paying Agent a written notice of withdrawal specifying:
1.	the certificate number of the Note in respect of which such notice of withdrawal is being submitted;

2.	the Principal Amount at Maturity (as defined in the Indenture) of the Note with respect to which such notice of withdrawal is being submitted; and

3.	the Principal Amount at Maturity, if any, of such Note which remains subject to the original Purchase Notice and which has been or will be delivered for purchase by the Company.
Cessation of Accrual of Original Issue Discount and Cash Interest

     Unless the Company defaults in making payment of the Purchase Price, Original Issue Discount (as defined in the Indenture) and cash interest, if any, on Notes surrendered for purchase will cease to accrue on and after the Purchase Date.